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EXHIBIT  5.1
                                 Steven M. Bell
                            9449 Science Center Drive
                           New Hope, Minnesota  55428

                                 (763) 504-3051


                                November 25, 2002


Securities  and  Exchange  Commission
450  -  5th  Street  N.W.
Washington,  D.C.  20549

RE:     Registration  Statement  on  Form  S-3

Gentlemen:

     I have acted as legal counsel for Vicom, Incorporated (the "Company") in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission ("SEC"), and the Prospectus to be used in conjunction with the Registration Statement (the "Prospectus"), relating to the registration under the Securities Act of 1933, as amended, of the sale of an aggregate of 600,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), to be sold in the manner set forth in the Registration Statement.

     In connection therewith, I have examined (a) the Articles of Incorporation and Bylaws of the Company, both as amended to date; (b) the corporate proceedings of the Company relative to its organization and to the authorization and issuance of the Shares; and (c) the Registration Statement and the Prospectus. In addition to such examination, I have reviewed such other proceedings, certificates, documents and records and have ascertained or verified such additional facts as I deem necessary or appropriate for purposes of this opinion.

     Based  upon  the  foregoing,  I  am  of  the  opinion  that:

     1. The Company has been legally incorporated and is validly existing under the laws of the State of Minnesota.

     2. All necessary corporate action has been taken by the Company to authorize the issuance of the Shares.

     3. The Shares are validly authorized by the Company's Articles of Incorporation, as amended and have been validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                   Very  truly  yours,

                                   Steven  M.  Bell,  Esq.

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